UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2009
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-4141 (Commission File Number)	13-1890974 (I.R.S. Employer Identification No.)
2 Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)
(Zip Code)
(201) 573-9700
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Investment Agreements
     On July 23, 2009, the Company entered into an investment agreement with partners of Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”) for the issue and sale of 60,000 shares of 8.0% Cumulative Convertible Preferred Stock, Series A-T, without par value (the “Series A-T Preferred Stock”) for approximately $60.0 million and the Company entered a separate investment agreement with affiliates of The Yucaipa Companies, LLC (“Yucaipa”) for the issue and sale of 115,000 shares of 8.0% Cumulative Convertible Preferred Stock, Series A-Y, without par value (the “Series A-Y Preferred Stock” and together with the Series A-T Preferred Stock, the “Preferred Stock”) for approximately $115.0 million. Tengelmann and Yucaipa are existing stockholders of the Company and Tengelmann, the Company’s largest stockholder, is affiliated with the Company’s Executive Chairman, Christian Haub. The closing of the sale of Preferred Stock is subject to certain conditions as described in the investment agreements including, but not limited to, the closing of an offering of the debt securities, the terms of which are described in a Form 8-K filed on the date hereof.
     Upon closing of the sale of the Preferred Stock, the Company will file the Articles Supplementary of the Preferred Stock with the State Department of Assessments and Taxation of Maryland (the “Articles Supplementary”) setting forth the voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Preferred Stock, as summarized below.
     Each share of Preferred Stock will have an initial liquidation preference of $1,000, subject to adjustment. The Preferred Stock will be convertible into shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at the election of the holders at an initial conversion rate of $5.00 per share of Common Stock (subject to certain adjustments) upon the one year anniversary of the issuance of the Preferred Stock, subject to any limitations imposed by any stockholder approval requirements of the New York Stock Exchange (“NYSE”).
     The holders of the Preferred Stock will be entitled to an 8.0% annual dividend, payable quarterly in arrears in cash or in additional shares of Preferred Stock, if the Company is not able to pay the dividends in cash in full. If the Company makes a dividend payment in additional shares of Preferred Stock, the Preferred Stock will be valued at the liquidation preference of the Preferred Stock and the dividend rate will be 9.5% per annum with respect to any dividend period in which dividends are paid in additional shares of Preferred Stock.
     To the extent the Company fails to pay dividends on the Preferred Stock, the dividend rate payable shall be increased by 2.0% per annum for such dividend period. In addition, if the Company fails to obtain stockholder approval as required by the NYSE prior to or on the six month anniversary of the issuance, the dividend rate shall be increased by an additional 2.0% per annum from such six month anniversary and shall increase by an additional 1.0% per annum at the end of each six-month period thereafter until such stockholder approval has been obtained.
     Tengelmann and Yucaipa as holders of the Preferred Stock will be entitled to vote together with the holders of Common Stock on all matters upon which the holders of Common Stock are entitled to vote, on an as-converted basis, subject to any limitations imposed by any NYSE stockholder approval requirements. The Series A-T Preferred Stock and the Series A-Y Preferred Stock also entitle each of their holders to vote as a separate class to elect a certain number of directors to the Company’s board of directors based on each holder’s percentage voting power in the Company. Immediately upon the consummation of the sale of the Preferred Stock, the size of the Company’s board of directors will be increased to eleven, and Yucaipa will be entitled to designate two directors.
     The Company is required to redeem in cash all of the outstanding Preferred Stock on August 1, 2016 (the “Maturity Date”), at 100.0% of the liquidation preference, plus all accrued and unpaid dividends. The Preferred Stock is not redeemable prior to the Maturity Date.
     In connection with the purchase of the Preferred Stock, each of Tengelmann and Yucaipa will enter into agreements with the Company pursuant to which they will be entitled to certain rights, including the rights described above, as well as certain registration rights, preemptive rights and consent rights, among others.
      As a result of the issuance of the Series A Preferred Stock, the Company may have undergone an “Ownership Change” as defined in Internal Revenue Code Section 382. Internal Revenue Code Section 382 imposes limitations on a corporation’s ability to utilize its NOLs if it experiences an “Ownership Change”. The Company does not expect the application of Internal Revenue Code Section 382 to have a material effect on its ability to utilize pre-ownership change NOLs in the post-change periods.
     The foregoing descriptions of the investment agreements referenced above do not purport to be complete and are qualified in their entirety by reference to the agreements themselves which are filed as exhibits 10.1 and 10.2 to this Form 8-K, and are incorporated herein by reference.

Credit Agreement Amendment
     On July 23, 2009, the Company entered into an amendment (the “Amendment”) to the Company’s amended and restated credit agreement dated as of December 27, 2007, among the Company and the other Borrowers party thereto and the Lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent (the “Credit Agreement”). The Amendment will be effective upon the consummation of a private offering of debt securities and the sale and issuance of the Preferred Stock. The Amendment (1) permits the issuance of the privately-offered debt securities and the incurrence of liens securing the debt securities, (2) reduces the Tranche A-1 commitments from $40.0 million to $20.0 million (which could result in a reduction of the aggregate commitments under the Credit Agreement from $675.0 million to $655.0 million), (3) reduces the Tranche A-1 borrowing base advance rates on eligible inventory and eligible third party insurance provider accounts receivable by 2.5% to 92.5% and 87.5%, respectively, and on eligible real estate by 5.0% to 55.0%, (4) increases the minimum amount of excess availability from $75.0 million to $90.0 million for purposes of triggering a cash dominion event, (5) increases the interest rate margins applicable to the Tranche A, Tranche A-1, the five-year term loan tranche and the $50.0 million term loan, and (6) provides for certain other amendments to the Company’s Credit Agreement. With respect to the issuance of Preferred Stock, the Amendment will permit the Preferred Stock to be redeemed upon a change in control prior to the maturity of the Credit Agreement so long as an event of default has been declared under the Credit Agreement on account thereof and the obligations under the Credit Agreement are paid in full and the lending commitments thereunder are terminated prior to such redemption and will permit the payment-in-kind of dividends on the Preferred Stock. However, cash dividends on the Preferred Stock are subject to minimum excess availability requirements. In addition, the Amendment will condition the Company’s ability to pay cash dividends on its common stock and other preferred stock upon the Company’s ability to maintain a consolidated fixed charge coverage ratio equal to at least 1.1:1.0 and to satisfy existing minimum excess availability requirements.
     The foregoing description of the Amendment referenced above does not purport to be complete and is qualified in its entirety by reference to the agreement itself which is filed as exhibit 10.3 to this Form 8-K, and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     On July 23, 2009, the Company announced fiscal 2009 first quarter results for the 13 weeks ended June 20, 2009. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, (the “Securities Act”) except as shall be expressly set forth by specific reference in such a filing.
     Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press releases and SEC filings related to non-GAAP financial measures. The Company uses the non-GAAP measures “Adjusted income (loss) from operations,” “EBITDA” and “adjusted ongoing operating EBITDA” to evaluate the Company’s liquidity and these are among the primary measures used by management for planning and forecasting of future periods. Adjusted income (loss) from operations is defined as income (loss) from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization, the (loss) gain on the sale of A&P Canada, the gain on the disposition of Metro, Inc., nonoperating income, equity in earnings of Metro, Inc., and discontinued operations. Adjusted ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Adjusted ongoing, operating EBITDA is reconciled to Net Cash used in Operating Activities on Schedule 4 of Exhibit 99.1.
Item 3.02. Unregistered Sales of Equity Securities.
     (a) On July 23, 2009, the Company agreed to sell 175,000 shares of Preferred Stock to certain existing stockholders as described above in Item 1.01 above under the heading Investment Agreements. These shares, when issued, will be issued without registration under the Securities Act, in reliance on the exemption from registration provided under Regulation D of the Securities Act. Each of Tengelmann and Yucaipa has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Preferred Stock will be acquired for investment purposes. The Company has not engaged and will not engage in general solicitation or advertising with regard to the issuance and sale of the Preferred Stock and has not offered and will not offer securities to the public in connection with this issuance and sale. In connection with the sale of the Preferred Stock to Tengelmann, Emil Capital Partners, LLC, an entity in which the Company’s Executive Chairman has a substantial interest, will receive approximately $2.5 million in placement fees and transaction fees. In connection with the sale of the Preferred Stock to Yucaipa, the Investors (as such term is defined in exhibit 10.2 hereto) will receive approximately $2.6 million in placement fees.
Item 3.03. Material Modification to Rights of Security Holders.
     (b) See Item 1.01 above under the heading Investment Agreements for information regarding the effect of the anticipated issuance of the Preferred Stock on holders of the Company’s common stock.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On July 21, 2009, the Governance Committee of the Board of Directors of the Company (the “Governance Committee”) waived the potential application of the Company’s Code of Business Conduct and Ethics to the purchase by Christian Haub, the Company’s Executive Chairman, of Preferred Stock pursuant to an investment agreement described above in Item 1.01 under the heading Investment Agreements. The Company’s Code of Business Conduct and Ethics generally prohibits any directors, officers or employees from buying “derivatives” or other securities that relate to or derive their value from the Company’s securities. Furthermore, on July 21, 2009, the Governance Committee waived this provision to the extent applicable to any hedging transactions to be consummated by Yucaipa, an existing stockholder, following its purchase of the Preferred Stock pursuant to an investment agreement described above in Item 1.01 under the heading Investment Agreements. On July 22, 2009, the Governance Committee waived the potential application of the Company’s Code of Business Conduct and Ethics to Section 8.01 of the proposed amended and restated stockholder agreements to be entered into with each of Tengelmann and Yucaipa upon the consummation of the sale of Preferred Stock with respect to each of their ability to engage in certain corporate opportunities. The Company’s Code of Business Conduct and Ethics generally prohibits any directors, officers or employees from taking for themselves personal opportunities that are discovered through the use of corporate property, information or position, using corporate property, information or position for personal purposes or gain and competing with the Company.

     Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1	Investment Agreement, dated as of July 23, 2009, by and among the Company, Erivan Karl Haub, Christian Wilhelm Erich Haub, Karl-Erivan Warder Haub, Georg Rudolf Otto Haub and Emil Capital Partners, LLC, as investor’s representative, and the other signatories thereto.

10.2	Investment Agreement, dated as of July 23, 2009, by and among the Company, Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP and, solely with respect to Section 3.02 and 3.05, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, and, solely with respect to Section 5.05, Yucaipa American Alliance Fund II, LLC as investors’ representative.

10.3	Second Amendment to the Amended and Restated Credit Agreement, dated July 23, 2009, by and among the Company and the other Borrowers party thereto, as Borrowers, and the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

99.1	Press Release of The Great Atlantic & Pacific Tea Company, Inc., dated July 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By:	/s/ Allan Richards
Allan Richards
Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary

Date: July 23, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	Investment Agreement, dated as of July 23, 2009, by and among the Company, Erivan Karl Haub, Christian Wilhelm Erich Haub, Karl-Erivan Warder Haub, Georg Rudolf Otto Haub and Emil Capital Partners, LLC, as investor’s representative, and the other signatories thereto.

10.2	Investment Agreement, dated as of July 23, 2009, by and among the Company, Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP and, solely with respect to Section 3.02 and 3.05, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, and, solely with respect to Section 5.05, Yucaipa American Alliance Fund II, LLC as investors’ representative.

10.3	Second Amendment to the Amended and Restated Credit Agreement, dated July 23, 2009, by and among the Company and the other Borrowers party thereto, as Borrowers, and the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

99.1	Press Release of The Great Atlantic & Pacific Tea Company, Inc., dated July 23, 2009.